As filed with the Securities and Exchange Commission on July 2, 2026

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Platinum SpinCo Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-4666116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1500 DeKoven Avenue Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

(262) 636-1200

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 incorporates by reference information contained in (a) the proxy statement/prospectus statement of Gentherm Incorporated (“Gentherm”) filed as Exhibit 99.1 hereto (the “Information Statement”), which is serving as an information statement for Platinum SpinCo Inc. (“SpinCo”), (b) the Annual Report on Form 10-K of Gentherm for the fiscal year ended December 31, 2025 filed as Exhibit 99.2 hereto (the “Form 10-K”), (c) the Quarterly Report on Form 10-Q of Gentherm for the quarterly period ended March 31, 2026, filed as Exhibit 99.3 hereto (the “Form 10-Q”) and (d) the definitive proxy statement on Schedule 14A of Gentherm for its 2026 annual meeting of shareholders filed as Exhibit 99.4 hereto (the “Gentherm Proxy Statement”), which includes the information referenced in Part III of the Form 10-K filed as Exhibit 99.2 hereto. None of the information contained in the Information Statement, the Form 10-K, the Form 10-Q or the Gentherm Proxy Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections “Summary-Information about the Companies,” “Information about Gentherm,” “Information about Modine,” “Information about the Performance Technologies Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Performance Technologies Business” of the Information Statement, Items 1 and 7 of the Form 10-K and Part I, Item 2 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections “Summary-Risk Factors” and “Risk Factors” of the Information Statement, Item 1A of the Form 10-K and Part II, Item 1A of the Form 10-Q. Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections “Summary-Debt Financing,” “Historical Market Price Data and Dividend Information for Gentherm,” “Historical Market Price Data and Dividend Information for SpinCo,” “The Transaction Agreements-Debt Financing,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Performance Technologies Business,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Combined Financial Statements” of the Information Statement, Items 7 and 7A of the Form 10-K, and Part I, Items 2 and 3 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section “Information About the Performance Technologies Business-Properties” of the Information Statement and Item 2 of the Form 10-K. Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “The Special Meeting-Certain Ownership of Gentherm Common Stock” of the Information Statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the sections “Summary-Board of Directors and Management of Gentherm Following the Merger” and “Information About Gentherm-Directors and Executive Officers of Gentherm” of the Information Statement. Those sections are incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections “Summary-Interests of Directors and Executive Officers in the Merger,” “Summary-Effects of the Distributions and the Merger on Modine Equity Awards/Plans,” “The Transactions-Interests of Directors and Executive Officers in the Merger,” “Additional Agreements Related to the Separation, the Distribution and the Merger-Employee Matters Agreement-Treatment of Equity Incentive Awards” and “Information About Gentherm-Compensation of Gentherm’s Directors and Executive Officers” of the Information Statement, and the sections “Corporate Governance” and “Compensation of Directors and Executive Officers” of the Gentherm Proxy Statement. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Summary-Interests of Directors and Executive Officers in the Merger,” “The Transactions-Interests of Directors and Executive Officers in the Merger,” “Information About Gentherm-Directors and Executive Officers of Gentherm” and “Certain Relationships and Related Person Transactions” of the Information Statement, and the sections “Corporate Governance” and “Related Party Transactions Policy” of the Gentherm Proxy Statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section “Information About the Performance Technologies Business-Legal Proceedings” of the Information Statement, Item 3 of the Form 10-K and Part II, Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary-Interests of Directors and Executive Officers in the Merger,” “Summary-Effects of the Distributions and the Merger on Modine Equity Awards/Plans,” “Historical Market Price Data and Dividend Information for Gentherm,” “Historical Market Price Data and Dividend Information for SpinCo,” “The Transactions-Trading Markets,” “The Transactions-Interests of Directors and Executive Officers in the Merger,” “Additional Agreements Related to the Separation, the Distribution and the Merger-Employee Matters Agreement-Treatment of Equity Incentive Awards,” “Description of Capital Stock of Gentherm and the Combined Company,” “Description of SpinCo Common Stock” and “Comparison of Shareholders’ Rights” of the Information Statement, Item 5 and Item 12 of the Form 10-K and the sections “Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management” of the Gentherm Proxy Statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

On January 23, 2026, Platinum SpinCo Inc. issued 1,000 shares of its common stock to Modine Manufacturing Company pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Platinum SpinCo Inc. did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “Description of Capital Stock of Gentherm and the Combined Company,” “Description of SpinCo Common Stock” and “Comparison of Shareholders’ Rights” of the Information Statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section “Indemnification of Directors and Officers” of Part II of the Information Statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section “Index to Combined Financial Statements” and the financial statements referenced therein beginning on page F-1 of the Information Statement, Item 8 of the Form 10-K and Part I, Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section “Index to Combined Financial Statements” and the financial statements referenced therein beginning on page F-1 of the Information Statement, Item 8 of the Form 10-K and Part I Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Separation Agreement, dated as of January 29, 2026, by and among Gentherm Incorporated, Modine Manufacturing Co. and Platinum SpinCo Inc. (incorporated by reference to Exhibit 2.1 to Gentherm Incorporated’s Current Report on Form 8-K filed on January 29, 2026 (File No. 0-21810))†

2.2	Agreement and Plan of Merger, dated as of January 29, 2026, by and among Gentherm Incorporated, Modine Manufacturing Co., Platinum Gold Merger Sub Inc. and Platinum SpinCo Inc. (incorporated by reference to Exhibit 2.2 to Gentherm Incorporated’s Current Report on Form 8-K filed on January 29, 2026 (File No. 0-21810))†

3.1	Certificate of Incorporation of Platinum SpinCo Inc.

3.2	Bylaws of Platinum SpinCo Inc.

10.1	Form of Transition Services Agreement (incorporated by reference to Exhibit 10.1 to Gentherm Incorporated’s Registration Statement on Form S-4 filed on July 2, 2026 (File No. 0-21810))†

10.2	Form of Tax Matters Agreement (incorporated by reference to Exhibit 10.2 to Gentherm Incorporated’s Registration Statement on Form S-4 filed on July 2, 2026 (File No. 0-21810))†

10.3	Form of Intellectual Property Agreement*†

6 Exhibit Number	Exhibit Description

10.4	Form of Employee Matters Agreement (incorporated by reference to Exhibit 10.4 to Gentherm Incorporated’s Registration Statement on Form S-4 filed on July 2, 2026 (File No. 0-21810))†

10.5	Form of Trademark Matters Agreement*†

10.6	Credit Agreement, dated as of July 29, 2026, by and among Platinum SpinCo Inc., the guarantors and lenders from time to time party thereto and Bank of America, N. A., as administrative agent (incorporated by reference to Exhibit 10.5 to Gentherm Incorporated’s Registration Statement on Form S-4 filed on July 2, 2026 (File No. 0-21810))†

21.1	List of Subsidiaries of Platinum SpinCo Inc.

99.1	Proxy Statement/Prospectus of Gentherm Incorporated

99.2	Annual Report on Form 10-K of Gentherm Incorporated for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 19, 2026, which is incorporated by reference herein. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are not included in Exhibit 99.2.

99.3	Quarterly Report on Form 10-Q of Gentherm Incorporated for the quarterly period ended March 30, 2026 filed with the Securities and Exchange Commission on April 23, 2026, which is incorporated by reference herein. Exhibits to the Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2026 are not included in Exhibit 99.3.

99.4	Definitive Proxy Statement on Schedule 14A of Gentherm Incorporated filed with the Securities and Exchange Commission on April 1, 2026, which is incorporated by reference herein.

*	To be filed by amendment.
†

Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Items 601(a)(5) and/or 601(b)(2) of Regulation S-K. Platinum SpinCo Inc. agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Platinum SpinCo Inc.

By:	/s/ Erin J. Roth
Name: Erin J. Roth Title: Secretary

Date: July 2, 2026